FORM OF
                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

       This AMENDMENT NO. 1 TO RIGHTS AGREEMENT dated as of August 23, 2007 (this "AMENDMENT"), is entered into by and between NEUBERGER BERMAN REAL ESTATE INCOME FUND INC., a Maryland corporation (the "COMPANY"), and THE BANK OF NEW YORK, as Rights Agent (the "RIGHTS AGENT").

                                   RECITALS:

       WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of July 16, 2007 (the "RIGHTS AGREEMENT");

       WHEREAS, Section 27 of the Rights Agreement provides that, in certain circumstances, the Company may from time to time supplement or amend the Rights Agreement, without the approval of any holders of Rights; and

       WHEREAS, the Company desires to modify the terms of the Rights Agreement in certain respects as set forth herein, and in connection therewith, is entering into this Amendment and directing the Rights Agent to enter into this Amendment;

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

       1. EFFECT OF AMENDMENT. Except as expressly provided herein, the Rights Agreement shall be and remain in full force and effect.

       2. CAPITALIZED TERMS. All capitalized, undefined terms used in this Amendment shall have the meanings assigned thereto in the Rights Agreement.

       3. AMENDMENT TO SECTION 1(a). Section 1(a) of the Rights Agreement is amended to add the following sentence after the last sentence thereof:

             Anything in this Section 1(a) or this Agreement to the contrary notwithstanding, Lola Brown Trust No. 1B, an irrevocable grantor trust domiciled and administered in Alaska (the "LOLA TRUST"), is not deemed to be an "Acquiring Person" by virtue of (i) the execution of, or the Lola Trust's entry into, the Agreement of Compromise, Settlement and Release by and among the Company, the Lola Trust, Ernest Horejsi Trust No. 1B, Badlands Trust Company, Stewart Horejsi, Susan Ciciora and Larry Dunlap, dated
             August 17, 2007 (as it may be amended from time to time, the "SETTLEMENT AGREEMENT"), (ii) the Lola Trust's acquisition of, or its right to acquire, beneficial ownership of Common Shares as a result of its execution of the Settlement Agreement, (iii) the consummation of the Revised Tender Offer (as defined in the


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             Settlement Agreement), in accordance with, pursuant to, and on the terms and subject to the conditions set forth in the Settlement Agreement; it being the purpose of the Company that neither the execution of the Settlement Agreement by any of the parties thereto nor the consummation of the transactions contemplated thereby, in each case in accordance with, pursuant to and upon the terms and conditions of the Settlement Agreement, shall in any respect give rise to any provision of this Agreement becoming effective.

       4. AMENDMENT TO SECTION 1(m). Section 1(m) of the Rights Agreement is amended to add the following sentence after the last sentence thereof:

             The foregoing or any provision to the contrary in this Agreement notwithstanding, a Shares Acquisition Date shall not occur or be deemed to have occurred as a result of the approval, execution, delivery or performance of the Settlement Agreement or the announcement or consummation of the transactions contemplated thereby, in each case in accordance with, pursuant to and upon the terms and conditions of the Settlement Agreement.

       5. TERMINATION OF SETTLEMENT AGREEMENT. If for any reason the Settlement Agreement is terminated, then this Amendment shall be of no further force and effect and the Agreement shall remain the same as it existed immediately prior to execution of this Amendment.

       6.    EFFECTIVE DATE.  This Amendment is effective as of August 17, 2007.

       7. GOVERNING LAW. This Amendment shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York.

       8. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

       9. DESCRIPTIVE HEADINGS. Descriptive headings hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.


Attest:                                 NEUBERGER BERMAN REAL ESTATE INCOME FUND
                                        INC.

By:                                     By:
    ---------------------                  ---------------------------------
    Name:                                  Name:
                                           Title:



Attest:                                 THE BANK OF NEW YORK


By:                                     By:
    ---------------------                  ---------------------------------
    Name:                                  Name:
                                           Title:





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                      Amendment No. 1 to Rights Agreement